1
Misc. CRE
5%
Car Washes
3%
Veterinary Services
5%
Retail 16%
Comm. & Institutional Bld. Const.
7%
Industrial & Warehouse 6%
Multi-Family 6%
Condo Conversion 3%
Office 12%
Hotel 6%
Single Family Owner 9%
Single Family Spec 9%
Condo 13%
•
Total construction portfolio of $197 million - $66 million is residential, $130 million is commercial
•
19% of construction loans are owner-occupied
•
No high-rise condominium participation
Data as of September 30, 2008
Construction Loans by Project Type
Construction Loans Secured by a Diverse Group of Projects

$106
$61
$34
$207
$94
$75
$301
$50
$144
$420
$61
$210
$534
$141
$262
$496
$504
$200
$0
$300
$600
$900
$1,200
$1,500
2003 2004 2005 2006 2007 3Q08
Transaction Accounts* CDs < $100k CDs > $100k
History of Strong Deposit Growth
$201
$376
$495
$691
$937
$1,200
$ in millions
CAGR to 12.31.07 (5 years)
Annual Data as of Year-end
*DDA, NOW, Money Market, and Savings

CDARS Wholesale
5%
CDARS Retail 7%
Non-Interest Bearing
8%
NOW 4%
MMA & Savings
29%
CDs Brokered 20%
Retail CDs < $100k
10%
Retail CDs > $100k,
17%
Total Deposits $1.2 Billion
A Diverse Deposit Mix
Data as of September 30, 2008
Core deposits = 58% of total deposits
Core deposits are defined as Retail CDs < $100k, Non-interest bearing, NOW, MMA & Savings, and Retail
CDARS